Exhibit 10.4

ROTECH HEALTHCARE INC.

AMENDED AND RESTATED NONEMPLOYEE DIRECTOR

RESTRICTED STOCK AND STOCK OPTION PLAN

FORM OF

NONQUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT (the “Agreement”) made as of             , by and between Rotech Healthcare Inc., a Delaware corporation (the “Company”), and                      (the “Optionee”).

WITNESSETH:

WHEREAS, the Company has adopted the Rotech Healthcare Inc. Amended and Restated Nonemployee Director Restricted Stock and Stock Option Plan (the “Plan”) for the benefit of its nonemployee directors; and

WHEREAS, the Committee has authorized the grant to the Optionee of a Nonqualified Stock Option under the Plan, on the terms and conditions set forth in the Plan and as hereinafter provided.

NOW, THEREFORE, in consideration of the premises contained herein, the Company and the Optionee hereby agree as follows:

1.	Definitions.

Terms used in this Agreement which are defined in the Plan shall have the same meaning as set forth in the Plan.

2.	Grant of Option.

The Committee granted to the Optionee on                     , an option to purchase                  shares of the Company’s Common Stock (the “Shares”) for an option price per Share equal to                      (the “Option”). The Option is intended by the Committee to be a Nonqualified Stock Option and the provisions hereof shall be interpreted on a basis consistent with such intent.

3.	Exercise of Option.

(a) Exercisability. Subject to Subsection (b) below and such other applicable conditions set forth in this Agreement and the Plan, all or part of the Option may be exercised prior to its expiration to the extent it has vested; provided, however, that the Option may not be exercised for a fraction of a Share unless such exercise is with respect to the final installment of stock subject to the Option and a fractional share (or cash in lieu thereof) must be issued to permit the Optionee to exercise completely such final installment. Any fractional share with respect to which an installment of the Option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to the Option and shall be available for later purchase by the Optionee in accordance with the terms hereof.

(b) Vesting. The Option shall vest over the period of one (1) year from the date of grant, with fifty percent (50%) of the Option vesting on each of the first two six-month anniversaries of the date of grant; provided, however, that: (i) in the event of a Change of Control, the entire unvested portion of the Option shall vest upon the closing of the Change of Control; and (ii) in the event of an Initial Public Offering (as defined in the Rotech Healthcare Inc. Common Stock Option Plan), one-quarter (25%) of the aggregate number of Shares purchasable upon exercise of the Option shall vest and the remaining unvested portion of the Option, if any, shall continue to vest according to the vesting schedule set forth in this Section 3(b).

(c) For purposes of this Agreement, the term “Change of Control” shall mean the earliest of the following to occur:

(i) any “person” (as defined in Sections 13(d) and 14(d) of the Exchange Act) (other than the Company or any subsidiary or any trustee or other fiduciary holding securities under an employee benefit plan of the Company), becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or

(ii) during any two (2)-year period, individuals who at the date on which the period commences constitute a majority of the Board (the “Incumbent Directors”) cease to constitute a majority thereof for any reason; provided, however, that a Board member who was not an Incumbent Director shall be deemed to be an Incumbent Director if such Board member was elected by, or on the recommendation of, at least two-thirds of the Incumbent Directors (either actually or by prior operation of this provision), other than any Board Member who is so approved in connection with any actual or threatened contest for election to positions on the Board; or

(iii) the stockholders of the Company approve a merger or consolidation (other than a transaction involving only the Company and one or more of its subsidiaries) of the Company with any other company other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as defined in Sections 13(d) and 14(d) of the Exchange Act) acquires more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities; or

(iv) the stockholders of the Company approve an agreement or adopt a plan relating to the complete liquidation of the Company or approve an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

4.	Method of Exercising Option.

(a) Notice of Exercise. The Optionee or the Optionee’s representative may exercise the Option by giving written notice to the Company. The notice shall specify the election to exercise the Option, the number of Shares for which it is being exercised and the form of payment. The notice shall be signed by the person exercising the Option. In the event that the Option, or portion thereof, is being exercised by the representative of the Optionee, the notice shall be accompanied by proof (satisfactory to the Company) of the representative’s right to exercise the Option. The Optionee or the Optionee’s representative shall deliver to the Company, at the time of giving the notice, payment in a form permissible under Section 5 for the full amount of the Purchase Price. For purposes of this Agreement, “Purchase Price” shall mean the exercise price set forth in Section 2 above multiplied by the number of Shares with respect to which the Option is being exercised.

(b) Issuance of Shares. After receiving a proper notice of exercise, the Company shall cause to be issued a certificate or certificates for the Shares as to which the Option has been exercised, registered in the name of the person exercising the Option (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship). The Company shall cause such certificate or certificates to be delivered to or upon the order of the person exercising the Option.

(c) Withholding Taxes. In the event that the Company determines that it is required to withhold any tax as a result of the exercise of the Option, the Optionee, as a condition to the exercise of the Option, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements. The Optionee shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the vesting or disposition of Shares purchased by exercising the Option.

5.	Payment For Stock.

The Purchase Price for any Shares purchased pursuant to the exercise of an Option may be paid as set forth below and otherwise in accordance with Section 8.2 of the Plan:

(a) Cash. All or part of the Purchase Price may be paid in cash or cash equivalents.

(b) Surrender of Stock. At the discretion of the Committee, all or any part of the Purchase Price may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Optionee. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the day preceding the date when the Option is exercised. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the purchase price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

(c) Exercise/Sale. At the discretion of the Committee, all or part of the Purchase Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company.

6.	Option Terms and Exercise Period.

(a) The Option shall be exercised, and payment by the Optionee of the Option price shall be made, pursuant to the terms of the Plan and this Agreement.

(b) Except as otherwise provided for in the Plan or in this Agreement, the Option shall terminate on the earlier of (i) the tenth (10th) anniversary (the fifth (5th) anniversary if the Optionee is a Ten Percent Shareholder) of the date of this Agreement, or (ii) the date the Option is fully exercised.

(c) Upon the termination of the Optionee’s service as a director of the Company for any reason other than death, such Optionee is Totally and Permanently Disabled or retirement on or after the age of 65 of the Optionee, the Option shall expire and terminate on the earliest of the following occasions:

(i) The termination date determined pursuant to Subsection (b) above; or

(ii) The date ninety (90) days after the termination of the Optionee’s service as a director of the Company for any reason.

The Optionee may exercise all or part of the Option at any time before its termination under the preceding sentence, but only to the extent that the Option had become exercisable (i.e., vested) before the effective date of the termination of the Optionee’s service as a director of the Company. In the event that the Optionee dies after his or her termination of service as a director of the Company but before the expiration of the Option, all or part of the Option may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired the Option directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that the Option had become exercisable before the Optionee’s service as a director of the Company terminated.

(d) Upon the termination of the Optionee’s service as a director of the Company by reason of death, such Optionee is Totally and Permanently Disabled or retirement on or after the age of 65 of the Optionee, the Option shall expire and terminate on the termination date determined pursuant to Subsection (b) above.

All or part of the Option may be exercised at any time before its expiration under the preceding sentence by the executors or administrators of the Optionee’s estate or by any person who has acquired this option directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that the Option had become exercisable before the Optionee’s death. When the Optionee dies, the Option shall expire immediately with respect to the number of Shares for which the Option is not yet exercisable.

7.	Restrictions on Transfer of Option.

This Agreement and the Option shall not be transferable otherwise than by will or by the laws of descent and distribution, and the Option shall be exercisable, during the Optionee’s lifetime, solely by the Optionee or his or her guardian or legal representative; provided, however, that the Optionee may transfer the Option, or a part thereof, by gift to his or her Family Members. The terms of the Option shall be binding upon the Family Members, beneficiaries, executors, administrators, heirs and successors of the Optionee

8.	Regulation by the Committee.

This Agreement and the Option shall be subject to any administrative procedures and rules as the Committee shall adopt. All decisions of the Committee upon any question arising under the Plan or under this Agreement, shall be conclusive and binding upon the Optionee and any person or persons to whom any portion of the Option has been transferred by will or by the laws of descent and distribution.

9.	Rights as a Shareholder.

The Optionee shall have no rights as a shareholder with respect to Shares subject to the Option until certificates for Shares are issued to the Optionee.

10.	Reservation of Shares.

With respect to the Option, the Company hereby agrees to at all times reserve for issuance and/or delivery upon payment by the Optionee of the Option price, such number of Shares as shall be required for issuance and/or delivery upon such payment pursuant to the Option.

11.	Delivery of Share Certificates.

Within a reasonable time after the exercise of the Option, the Company shall cause to be delivered to the Optionee, his or her legal representative or his or her beneficiary, a certificate for the Shares purchased pursuant to the exercise of the Option.

12.	Amendment.

The Board may amend this Agreement at any time and from time to time; provided, however, that no amendment of this Agreement that would alter or impair any of the Optionee’s rights or obligations with respect to the Option shall be effective without the written consent of the Optionee.

13.	Capital Changes and Business Successions.

It is the purpose of this Option to encourage the Optionee to work for the best interests of the Company and its stockholders. Since, for example, that might require the issuance of a stock dividend or a merger with another corporation, the purpose of this Option would not be served if such a stock dividend, merger or similar occurrence would cause the Optionee’s rights hereunder to be diluted or terminated and thus be contrary to the Optionee’s interest. Therefore, provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the company are hereby made applicable hereunder and are incorporated herein by reference.

14.	Plan Terms.

The terms of the Plan are hereby incorporated herein by reference.

15.	Effective Date of Grant.

The Option shall be effective as of the date first written above.

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16.	Optionee Acknowledgment.

By executing this Agreement, the Optionee hereby acknowledges that he or she has received and read the Plan and this Agreement and that he or she agrees to be bound by all of the terms of both the Plan and this Agreement.

ATTEST:	ROTECH HEALTHCARE INC.

By:

Its:

WITNESS:

OPTIONEE
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